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                                                                     EXHIBIT 8.1

                MAJOR SUBSIDIARIES OF PETROCHINA COMPANY LIMITED

I.    WHOLLY-OWNED SUBSIDIARIES

1.    Daqing Oilfield Limited Company

II.   CONTROLLED SUBSIDIARIES

1.    Liaohe Jinma Oilfield Company Limited (99.49% owned by us)

2.    Daqing Yu Shu Lin Oilfield Company Limited (88.16% owned by us)

3.    Jilin Chemical Industrial Company Limited (99.61% owned by us)

4.    Jinzhou Petrochemical Limited Company (98.92% owned by us)

5.    CNPC Exploration and Development Company Limited (50% owned by us)

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